Exhibit 5.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2215 T 650.833.2000 F 650.833.2001 W www.dlapiper.com
March 10, 2023

PLAYSTUDIOS, Inc.
10150 Covington Cross Drive
Las Vegas, Nevada 89144
RE: REGISTRATION STATEMENT ON FORM S‑8
Ladies and Gentlemen:
As legal counsel for PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 (the “Registration Statement”) of up to 6,660,684 shares of the Company’s Class A Common Stock, $0.0001 par value (the “Shares”), which may be issued pursuant to the PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan (the “Plan”).
We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, the Shares, when delivered in accordance with the terms of the Plan upon receipt by the Company of adequate consideration therefor, will be validly issued, fully paid and non-assessable.
The opinion contained herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the laws of any other state or jurisdiction. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Respectfully submitted,
/s/ DLA Piper LLP (US)

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